CLIFFS

YOUR CHOICE IS CLEAR

PROTECT YOUR INVESTMENT. VOTE **FOR** YOUR BOARD'S **NOMINEES ON THE WHITE PROXY CARD TODAY.**

- Gary B. Halverson
- Barry J. Eldridge
- Mark E. Gaumond
- Susan M. Green
- Janice K. Henry
- James F. Kirsch
- Stephen Johnson
- Richard K. Riederer
- Timothy W. Sullivan

We urge you to protect your investment and not risk Cliffs Natural Resources Inc.'s future and prospects by exposing Cliffs to Casablanca Capital and their nominees.

SUPPORT YOUR BOARD AND MANAGEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED **WHITE PROXY CARD** TODAY.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

D.F. KING & CO., INC.
If Shareholders Have Questions Call Toll-Free: 800.487.4870

The Cliffs Board and new management team COMBINES DEEP EXPERIENCE WITH FRESH PERSPECTIVE.

We know how to navigate tough commodity cycles, and we have taken DECISIVE ACTION TO PRESERVE THE SIGNIFICANT UPSIDE POTENTIAL of Cliffs' assets as iron ore and met coal prices recover from their very low levels.

- ✓ CUTTING COSTS: Reduced SG&A and Exploration costs by 31% from 2013 levels
- ✓ STREAMLINING OPERATIONS: Process improvements and overhead reductions across all business segments
- ✓ REDUCING CAPITAL EXPENDITURES: Lowered capital spending by 65% year-over-year
- ✓ IDLING UNPROFITABLE OPERATIONS: Halted development of the chromite project, idled our Wabush mine, announced our intention to temporarily idle our Pinnacle mine in late August 2014 and delayed Phase II expansion of Bloom Lake
- ✓ INCREASING FINANCIAL FLEXIBILITY: Received unanimous support to amend credit facility & currently have over $1.9 billion in liquidity available, as of 03/31/2014
- ✓ STRATEGIC ALTERNATIVES FOR BLOOM LAKE: Considering full range of alternatives

In contrast, Casablanca Capital is seeking a majority of your Board to enact a **self-interested**, **value-destructive plan**:

- ✗ A one-dimensional, short-term plan to conduct **A FIRE-SALE OF CLIFFS' ASSETS IN AN INDUSTRY-WIDE CYCLICAL DOWNTURN**
- ✗ Does **NOT HAVE THE RELEVANT MINING OR COMMODITY EXPERIENCE** to run a Company as large or complex as Cliffs
- ✗ As experienced miners know, **THIS IS NOT THE TIME TO DUMP ASSETS INDISCRIMINATELY**

Do not let Casablanca take a majority of your Board and squander the significant future value Cliffs holds in the ground. ***Selling Cliffs' high-quality assets in today's met coal and iron ore pricing environment is highly value-destructive!***

PROTECT THE VALUE OF YOUR INVESTMENT BY VOTING THE **WHITE** CARD

Remember: By voting **"FOR ALL"** of Cliffs' nominees, you are voting for a Board with these features:

- **More than half of directors elected in 2013 or later.**
- **At least two directors that will have been nominated directly by Cliffs' shareholders.**
- **Other than CEO Gary Halverson, all directors will be independent.**
- **Each director has** CRITICAL AND RELEVANT INDUSTRY EXPERIENCE.
- **Board leadership will be provided by** A DIFFERENT CHAIRMAN **to be elected by the** NEW BOARD **following the completion of the Annual General Meeting.**

CLIFFS

For additional information please visit **www.cliffsnr.com/annualmeeting**

FORWARD-LOOKING STATEMENTS

This letter contains forward-looking statements within the meaning of the federal securities laws. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties relating to Cliffs' operations and business environment that are difficult to predict and may be beyond Cliffs' control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements for a variety of reasons including without limitation: trends affecting our financial condition, results of operations or future prospects, particularly the continued volatility of iron ore and coal prices; our actual levels of capital spending; uncertainty or weaknesses in global economic conditions, including downward pressure on prices, reduced market demand and any slowing of the economic growth rate in China; a currently pending proxy contest and any other actions of activist shareholders; our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; availability of capital and our ability to maintain adequate liquidity and successfully implement our financing plans; problems or uncertainties with productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; and other factors and risks that are set forth in the Company's most recently filed reports with the U.S. Securities and Exchange Commission (the "SEC"). The information contained herein speaks as of the date of this letter and may be superseded by subsequent events. Except as may be required by applicable securities laws, we do not undertake any obligation to revise or update any forward-looking statements contained in this letter.

IMPORTANT ADDITIONAL INFORMATION

Cliffs, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Cliffs' shareholders in connection with the matters to be considered at Cliffs' 2014 Annual Meeting. Cliffs filed a definitive proxy statement with the SEC on June 10, 2014 in connection with any such solicitation of proxies from Cliffs' shareholders. CLIFFS' SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Cliffs' directors and executive officers in Cliffs' shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with Cliffs' 2014 Annual Meeting. Information can also be found in Cliffs' Annual Report on Form 10-K for the year ended Dec. 31, 2013, filed with the SEC on Feb. 14, 2014, as amended and filed with the SEC on April 30, 2014, and Cliffs' definitive proxy statement on Schedule 14A, filed with the SEC on June 10, 2014. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by Cliffs with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at Cliffs' website at www.cliffsnr.com or by contacting James Graham, Vice President, Chief Legal Officer & Secretary at (216) 694-5504. Shareholders may also contact D.F. King & Co., Inc., Cliffs' proxy solicitor, toll-free at (800) 487-4870 or by email at cliffs@dfking.com.